Exhibit 32.1

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

          The undersigned, the Chief Executive Officer and the Chief Financial Officer of The Tracker Corporation of America, Inc. (the “Company”), each hereby certifies that to his knowledge on the date hereof:

  The Form 10-QSB of the Company for the quarterly period ended June 30, 2003, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 24, 2003

/s/ Jay Stulberg Jay Stulberg, President, CEO & CFO